Exhibit 99.1

GROUPON ANNOUNCES FOURTH QUARTER 2011 RESULTS

•       Revenue of $506.5 million, up 194% year-over-year

•       Free Cash Flow of $155.1 million, up 258% year-over-year

•       Operating Income of $15.0 million, up from $336.1 million loss

•       Non-GAAP EPS of negative $0.02, including $0.07 of tax from international operations, up from negative $0.53

•       Active customers increase to over 33 million, up over 275% year-over-year

CHICAGO—(BUSINESS WIRE) — February 08, 2012—Groupon, Inc. (NASDAQ: GRPN) today announced financial results for its fourth quarter ended December 31, 2011.

Revenue increased 194% to $506.5 million in the fourth quarter 2011, compared to $172.2 million in the fourth quarter 2010. The unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter was $3.5 million.  Gross billings, which reflects the gross amounts collected from customers for Groupons sold, excluding any applicable taxes and net of estimated refunds, increased 201% to $1.25 billion in the fourth quarter 2011, compared with $415.3 million in the fourth quarter 2010.

“Groupon had a strong fourth quarter and we finished 2011 having helped 250,000 local merchants across 47 countries grow their businesses while saving Groupon customers billions of dollars,” said Andrew Mason, CEO and Co-Founder of Groupon. “We will continue to invest in new services and tools that help our merchant partners be more successful and drive local commerce around the world.”

Operating income was $15.0 million in the fourth quarter 2011, compared with a loss from operations of $336.1 million in the fourth quarter 2010. This marks the company’s first quarter of operating profitability since Groupon began its international operations in the second quarter of 2010. The favorable impact from year-over-year changes in foreign exchange rates throughout the quarter was $11.6 million. Consolidated segment operating income (CSOI), which is a non-GAAP financial measure that excludes the impact of stock-based compensation and acquisition-related charges, improved to a gain of $48.0 million in the fourth quarter, compared with a loss of $143.4 million in the fourth quarter 2010. Fourth quarter 2011 operating results included losses of over $40 million principally from less mature markets within the international segment.

Operating cash flow increased 226% to $169.1 million for fourth quarter 2011, compared with $51.9 million for fourth quarter 2010. Free cash flow, which is a non-GAAP financial measure that reflects cash flow from operations less purchases of property and equipment, increased 258% to $155.1 million for the three months ended December 31, 2011, compared with $43.3 million for the three months ended December 31, 2010. At the end of the quarter, Groupon had $1.1 billion in cash and cash equivalents and no long-term debt.

Fourth quarter 2011 net loss attributable to common stockholders decreased by 89% to $42.7 million, or a loss of $0.08 per share, from a net loss attributable to stockholders of $378.6 million, or a loss of $1.08 per share, in fourth quarter 2010. Pro-forma net income attributable to common stockholders for the fourth quarter improved to a loss of $9.8 million, or a pro-forma loss of $0.02 per share, from a prior year pro-forma net loss attributable to common stockholders of $185.8 million, or a pro-forma loss per share of $0.53. Pro-forma net income is a non-GAAP financial measure that excludes the impact of stock-based compensation and acquisition-related charges. The pro-forma loss of $0.02 per share includes $34.8 million of tax expense, an effective tax rate of approximately 1,600%, related to profitability in certain international countries as well as additional income tax provisions related to the establishment of the company’s international headquarters in Switzerland. This resulted in an unusually high effective tax rate as compared to the company’s current average statutory rate of approximately 33%.

Full-Year 2011

Revenue increased 419% to $1.6 billion in 2011, compared with $312.9 million in revenue in 2010. The favorable impact on revenue from year-over-year changes in foreign exchange rates throughout the year was $43.4 million.

Gross billings increased 437% to $4.0 billion in 2011, compared with $745.3 million in gross billings in 2010.

Full year 2011 loss from operations was $203.4 million, compared with the loss from operations of $420.3 million in 2010. The unfavorable impact from year-over-year changes in foreign exchange rates throughout the year was $9.8 million. Consolidated segment operating losses improved to a loss of $114.3 million in 2011 from a loss of $181.0 million in 2010.

Operating cash flow increased 234% to $290.5 million in 2011, compared with $86.9 million in 2010. Free cash flow increased 242% to $246.6 million for the twelve months ended December 31, 2011, compared with $72.2 million for the twelve months ended December 31, 2010.

Net loss attributable to common stockholders decreased to $350.8 million in 2011, or a loss of $0.97 per share, from a net loss attributable to common stockholders of $456.3 million, or a loss of $1.33 per share, in 2010. Pro-forma net loss attributable to common stockholders for the full year resulted in a loss of $261.8 million, or a pro-forma loss of $0.72 per share, from a prior year pro-forma net loss attributable to common stockholders of $217.0 million, or a pro-forma loss per share $0.63.  The pro-forma loss per share of $0.72 includes $44.3 million of tax expense related to profitability in certain international countries as well as additional income tax provisions related to the establishment of the company’s international headquarters in Switzerland.

Summary Consolidated and Segment Results

	Three Months Ended December 31,		Y/Y %	Twelve Months Ended December 31,		Y/Y %
	2010	2011	Growth	2010	2011	Growth
	(dollars in thousands, except per share data)
	(unaudited)	(unaudited)			(unaudited)
Revenue (gross billings of $415,269, $1,247,873, $34,082, $745,348 and $4,002,506)
North America	$88,363	$188,476	113.3%	$200,412	$643,818	221.2%
International	83,861	317,999	279.2%	112,529	980,923	771.7%
Consolidated revenue	$172,224	$506,475	194.1%	$312,941	$1,624,741	419.2%

Operating (loss) income	(336,129)	15,034	104.5%	(420,344)	(203,380)	51.6%
Consolidated segment operating (loss) income
North America	$(21,905)	$35,786	263.4%	$(10,437)	$22,343	314.1%
International	(121,456)	12,172	110.0%	(170,556)	(136,670)	19.9%
CSOI(1)	$(143,361)	$47,958	133.5%	$(180,993)	$(114,327)	36.8%

Net loss attributable to common stockholders	$(378,610)	$(42,730)	88.7%	$(456,320)	$(350,845)	23.1%
Pro-forma net loss attributable to common stockholders(2)	$(185,842)	$(9,806)	94.7%	$(216,969)	$(261,792)	20.7%

Net loss per share attributable to common stockholders	$(1.08)	$(0.08)		$(1.33)	$(0.97)
Pro-forma loss per share(3)	$(0.53)	$(0.02)		$(0.63)	$(0.72)

Weighted average basic shares	351,494,664	528,421,712		342,698,772	362,261,324
Weighted average diluted shares	351,494,664	528,421,712		342,698,772	362,261,324

(1)          Consolidated segment operating (loss) income, or CSOI, is a non-GAAP financial measure. See ‘‘Reconciliation of Non-GAAP Financial Measures’’ for a reconciliation of this measure to the most applicable financial measure under U.S. GAAP. We do not allocate stock-based compensation and acquisition-related expense to the segments.

(2)          Pro-forma net income attributable to common stockholders is a non-GAAP financial measure. This measure excludes stock-based compensation and acquisition-related costs. See ‘‘Reconciliation of Non-GAAP Financial Measures’’ for a reconciliation of this measure to the most applicable financial measure under U.S. GAAP.

(3)          Pro-forma loss per share attributable to common stockholders is a non-GAAP measure. It calculates loss per share based on pro forma net income attributable to common stockholders, which is described above. See ‘‘Reconciliation of Non-GAAP Financial Measures’’ for a reconciliation of this measure to the most applicable financial measure under U.S. GAAP.

Fourth Quarter and Full-Year 2011 Highlights

•                  As of December 31, 2011, Groupon’s worldwide active customer base grew to over 33 million, an increase of over 275% year-over-year and more than 20% quarter-over-quarter. Active customers are defined as customers who have purchased a Groupon in the trailing twelve months and may include individual customers with multiple registrations.

•                  Trailing twelve month gross billings per average active customer, which is a proxy for the total annualized spend per average customer, increased to $188 in fourth quarter 2011 from $160 in fourth quarter 2010.

•                  Fourth quarter 2011 North America segment results were aided by the company’s second annual Grouponicus seasonal promotion, which served 40 North American markets with local deals, travel deals and goods chosen specifically for their ‘giftability.’

•                Worldwide, more than 26 million people have downloaded the Groupon mobile app on their smartphones.

•                 In just over six months from launching Groupon Now!, Groupon has expanded this offering to 31 markets and served deals from nearly 20,000 merchant partners in North America.

•                  Groupon continued to invest in creating additional value for its merchant partners, with fourth quarter 2011 releases of merchant tools including Groupon Merchant Center, Groupon Scheduler, and Groupon Rewards.

•      Groupon increased its long-term technology investments, expanding into new facilities in Palo Alto to accommodate the more than four times growth in its engineering and product development staff in 2011.

First Quarter 2012 Guidance

•      Revenue is expected to be between $510 million and $550 million, an increase of between 73% and 86% compared with first quarter 2011.

•      Income from operations is expected to be between $15 million and $35 million, compared with a loss from operations of $117.1 million in first quarter 2011.

•      This guidance includes approximately $35 million for stock-based compensation and acquisition-related expense, and it assumes, among other things, no additional business acquisitions or investments and no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 3:30 p.m. CT/4:30 p.m. ET, and will be available on Groupon’s investor relations website at http://investor.groupon.com.  This call will contain forward-looking statements and other material information regarding the company’s financial and operating results.

Non-GAAP Financial Measures

This release includes the following financial measures defined as “non-GAAP financial measures” by the SEC: Free cash flow, CSOI and pro-forma net income. Groupon believes free cash flow is an important indicator for its business because it measures the amount of cash the company generates after spending on marketing, wages and benefits, capital expenditures and other items.  Free cash flow also reflects changes in working capital.  Groupon believes CSOI is an important measure for management to evaluate the performance of its business as it represents the operating results of its segments as reported under U.S. GAAP and does not include certain non-cash expenses.  Groupon believes pro-forma net income is an important measure for management to evaluate the performance of its business, as it represents the net income of its segments as reported under U.S. GAAP and also does not include certain non-cash expenses. Free cash flow, CSOI and pro-forma net income may be different from similar measures used by other companies.  The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. For a reconciliation of these non-GAAP financial measures to the nearest comparable U.S. GAAP measures, see “Reconciliation of Non-GAAP Financial Measures” included in this release.

Note on Forward Looking Statements

The statements in this release that refer to plans and expectations for the next quarter or the future are forward-looking statements that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the factors included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission on November 3, 2011, copies of which may be obtained by visiting the company’s Investor Relations web site at http://investor.groupon.com or the SEC’s web site at www.sec.gov. Groupon’s actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of February 8, 2012. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this earnings release to conform these statements to actual results or to changes in its expectations.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Code of Business Conduct and Ethics), and select press releases and social media postings.

Contacts:

Groupon Investor Relations	Groupon Public Relations
Kartik Ramachandran, 312-999-3098	Julie Mossler, 312-242-2033
ir@groupon.com

Groupon, Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2009	2010	2011
		(in thousands)
			(unaudited)
Net cash provided by operating activities	$7,510	$86,885	$290,447
Net cash used in investing activities	(1,961)	(11,879)	(147,433)
Net cash provided by financing activities	3,798	30,445	867,205
Effect of exchange rate changes on cash and cash equivalents	—	1,069	(6,117)
Net increase in cash and cash equivalents	9,347	106,520	1,004,102
Cash and cash equivalents, beginning of year	2,966	12,313	118,833
Cash and cash equivalents, end of year	$12,313	$118,833	$1,122,935

Groupon, Inc.

Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2010	2011	2009	2010	2011
	(dollars in thousands, except per share data)
	(unaudited)	(unaudited)			(unaudited)
Revenue (gross billings of $415,269, $1,247,873, $34,082, $745,348 and $4,002,506)	$172,224	$506,475	$14,540	$312,941	$1,624,741
Costs and expenses:
Cost of revenue	25,191	87,293	4,716	42,896	249,907
Marketing	200,927	156,461	5,053	290,569	769,634
Selling, general and administrative	116,896	247,431	5,848	196,637	813,117
Acquisition-related	165,339	256	—	203,183	(4,537)
Total operating expenses	508,353	491,441	15,617	733,285	1,828,121
(Loss) income from operations	(336,129)	15,034	(1,077)	(420,344)	(203,380)
Interest and other income (expense), net	(1,646)	(10,586)	(16)	284	(778)
Equity-method investment activity, net of tax	—	(6,678)	—	—	(26,652)
Loss before provision for income taxes	(337,775)	(2,230)	(1,093)	(420,060)	(230,810)
(Benefit) provision for income taxes	(2,172)	34,800	248	(6,674)	44,303
Net loss	(335,603)	(37,030)	(1,341)	(413,386)	(275,113)
Less: Net loss (income) attributable to noncontrolling interests	22,373	(5,267)	—	23,746	18,335
Net loss attributable to Groupon, Inc.	(313,230)	(42,297)	(1,341)	(389,640)	(256,778)
Dividends on preferred stock	(62)	—	(5,575)	(1,362)	—
Redemption of preferred stock in excess of carrying value	(52,893)	(433)	—	(52,893)	(34,327)
Adjustment of redeemable noncontrolling interests to redemption value	(12,425)	—	—	(12,425)	(59,740)
Net loss attributable to common stockholders	$(378,610)	$(42,730)	$(6,916)	$(456,320)	$(350,845)

Net loss per share attributable to common stockholders
Basic	$(1.08)	$(0.08)	$(0.02)	$(1.33)	$(0.97)
Diluted	$(1.08)	$(0.08)	$(0.02)	$(1.33)	$(0.97)

Weighted average number of shares outstanding
Basic	351,494,664	528,421,712	337,208,284	342,698,772	362,261,324
Diluted	351,494,664	528,421,712	337,208,284	342,698,772	362,261,324

Groupon, Inc.

Consolidated Balance Sheets

	December 31,
	2010	2011
	(in thousands)
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$118,833	$1,122,935
Accounts receivable, net	42,407	106,407
Prepaid expenses and other current assets	12,615	96,167
Total current assets	173,855	1,325,509
Property and equipment, net	16,490	51,800
Goodwill	132,038	167,303
Intangible assets, net	40,775	45,667
Other non-current assets	18,412	179,620
Total Assets	$381,570	$1,769,899
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued merchants payable	$219,952	$557,282
Other current liabilities	150,467	412,357
Total current liabilities	370,419	969,639
Deferred income taxes, non-current	604	8,016
Other non-current liabilities	1,017	70,348
Total Liabilities	372,040	1,048,003
Redeemable noncontrolling interest	2,983	2,275
Total Equity	6,547	719,621
Total Liabilities and Equity	$381,570	$1,769,899

Groupon, Inc.

Segment Information

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2011	2010	2011
	(in thousands)
	(unaudited)	(unaudited)		(unaudited)
North America
Revenue	$88,363	$188,476	$200,412	$643,818
Segment operating expenses(1)	110,268	152,690	210,849	621,475
Segment operating (loss) income	(21,905)	35,786	(10,437)	22,343

International
Revenue	$83,861	$317,999	$112,529	$980,923
Segment operating expenses(1)	205,317	305,827	283,085	1,117,593
Segment operating (loss) income	(121,456)	12,172	(170,556)	(136,670)

Consolidated
Revenue	$172,224	$506,475	$312,941	$1,624,741
Segment operating expenses(1)	315,585	458,517	493,934	1,739,068
Segment operating (loss) income	(143,361)	47,958	(180,993)	(114,327)
Stock-based compensation	27,429	32,668	36,168	93,590
Acquisition-related	165,339	256	203,183	(4,537)
Interest and other expense (income), net	1,646	10,586	(284)	778
Equity-method investment activity, net	—	6,678	—	26,652
Loss before income taxes	(337,775)	(2,230)	(420,060)	(230,810)
Provision (benefit) for income taxes	(2,172)	34,800	(6,674)	44,303
Net loss	$(335,603)	$(37,030)	$(413,386)	$(275,113)

(1) Represents operating expenses, excluding stock-based compensation and acquisition-related expense, which are not allocated to segments.
Segment highlights
Y/Y revenue growth:
North America	855%	113%	1,278%	221%
International	100%	279%	100%	772%
Consolidated	1,761%	194%	2,052%	419%
Y/Y segment operating income growth:
North America	1,302%	263%	985%	314%
International	(100)%	110%	(100)%	20%
Consolidated	9,078%	133%	18,174%	37%
Revenue mix
North America	51%	37%	64%	40%
International	49%	63%	36%	60%
	100%	100%	100%	100%

Groupon, Inc.

Supplemental Financial Information

Historical Consolidated Statements of Cash Flows

	Twelve Months Ended	Three Months Ended				Twelve Months Ended
	Dec. 31,	Mar. 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
	2010	2011	2011	2011	2011	2011
	(in thousands)
		(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net cash provided by operating activities	$86,885	$17,940	$39,019	$64,411	$169,077	$290,447
Net cash used in investing activities	(11,879)	(44,294)	(25,184)	(43,048)	(34,907)	(147,433)
Net cash provided by (used in) financing activities	30,445	112,106	(422)	8,608	746,913	867,205
Effect of exchange rate changes on cash and cash equivalents	1,069	4,103	2,992	(11,129)	(2,083)	(6,117)
Net increase in cash and cash equivalents	106,520	89,855	16,405	18,842	879,000	1,004,102
Cash and cash equivalents, beginning of period	12,313	118,833	208,688	225,093	243,935	118,833
Cash and cash equivalents, end of period	$118,833	$208,688	$225,093	$243,935	$1,122,935	$1,122,935

Groupon, Inc.

Supplemental Financial Information

Historical Consolidated Statements of Operations

	Twelve Months Ended	Three Months Ended				Twelve Months Ended
	Dec. 31,	Mar. 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
	2010	2011	2011	2011	2011	2011
	(dollars in thousands, except per share data)
		(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$312,941	$295,523	$392,582	$430,161	$506,475	$1,624,741
Costs and expenses:
Cost of revenue	42,896	39,765	54,803	68,046	87,293	249,907
Marketing	290,569	230,085	212,739	170,349	156,461	769,634
Selling, general and administrative	196,637	142,821	226,067	196,798	247,431	813,117
Acquisition-related	203,183	—	—	(4,793)	256	(4,537)
Total operating expenses	733,285	412,671	493,609	430,400	491,441	1,828,121
(Loss) income from operations	(420,344)	(117,148)	(101,027)	(239)	15,034	(203,380)
Interest and other income (expense), net	284	1,060	479	8,269	(10,586)	(778)
Equity-method investment activity, net of tax	—	(882)	(7,881)	(11,211)	(6,678)	(26,652)
Loss before provision for income taxes	(420,060)	(116,970)	(108,429)	(3,181)	(2,230)	(230,810)
(Benefit) provision for income taxes	(6,674)	(3,079)	1,347	11,235	34,800	44,303
Net loss	(413,386)	(113,891)	(109,776)	(14,416)	(37,030)	(275,113)
Less: Net loss (income) attributable to noncontrolling interests	23,746	11,223	8,536	3,843	(5,267)	18,335
Net loss attributable to Groupon, Inc.	$(389,640)	$(102,668)	$(101,240)	$(10,573)	$(42,297)	$(256,778)

Net loss per share attributable to common stockholders
Basic	$(1.33)	$(0.48)	$(0.35)	$(0.18)	$(0.08)	$(0.97)
Diluted	$(1.33)	$(0.48)	$(0.35)	$(0.18)	$(0.08)	$(0.97)

Weighted average number of shares outstanding
Basic	342,698,772	307,849,412	303,414,676	307,605,060	528,421,712	362,261,324
Diluted	342,698,772	307,849,412	303,414,676	307,605,060	528,421,712	362,261,324

Groupon, Inc.

Supplemental Financial Information

Historical Consolidated Balance Sheets

	Dec. 31,	Mar. 31,	June 30,	Sept. 30,	Dec. 31,
	2010	2011	2011	2011	2011
	(in thousands)
		(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$118,833	$208,688	$225,093	$243,935	$1,122,935
Accounts receivable, net	42,407	60,717	99,674	109,852	106,407
Prepaid expenses and other current assets	12,615	21,324	50,947	111,856	96,167
Total current assets	173,855	290,729	375,714	465,643	1,325,509
Property and equipment, net	16,490	26,928	36,532	41,374	51,800
Goodwill	132,038	154,438	162,796	169,152	167,303
Intangible assets, net	40,775	43,052	39,516	50,141	45,667
Other non-current assets	18,412	26,263	23,154	69,257	179,620
Total Assets	$381,570	$541,410	$637,712	$795,567	$1,769,899
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued merchant payable	$219,952	$328,587	$440,927	$505,931	$557,282
Other current liabilities	150,467	190,890	239,691	260,762	412,357
Total current liabilities	370,419	519,477	680,618	766,693	969,639
Deferred income taxes, non-current	604	1,437	2,180	4,788	8,016
Other non-current liabilities	1,017	13,353	23,533	39,719	70,348
Total Liabilities	372,040	534,267	706,331	811,200	1,048,003
Redeemable noncontrolling interest	2,983	2,744	681	2,198	2,275
Total Equity	6,547	4,399	(69,300)	(17,831)	719,621
Total Liabilities and Equity	$381,570	$541,410	$637,712	$795,567	$1,769,899

Reconciliation of Non-GAAP Financial Measures

Free Cash Flow

The following is a reconciliation of free cash flow to the most comparable U.S. GAAP measure, “Net cash provided by operating activities,” for the years ended December 31, 2011, 2010, and 2009, and the three months ended December 31, 2011 and 2010:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2011	2009	2010	2011
			(in thousands)
			(unaudited)
Net cash provided by operating activities	$51,919	$169,077	$7,510	$86,885	$290,447
Purchases of property and equipment	(8,589)	(13,986)	(290)	(14,681)	(43,811)
Free cash flow	$43,330	$155,091	$7,220	$72,204	$246,636

Consolidated Segment Operating Income (CSOI)

The following is a reconciliation of CSOI to the most comparable U.S. GAAP measure, “(Loss) income from operations,” for the years ended December 31, 2011 and 2010 and the three months ended December 31, 2011 and 2010:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2011	2010	2011
	(in thousands)
	(unaudited)
(Loss) income from operations	$(336,129)	$15,034	$(420,344)	$(203,380)
Stock-based compensation(1)	27,429	32,668	36,168	93,590
Acquisition-related(2)	165,339	256	203,183	(4,537)
CSOI	$(143,361)	$47,958	$(180,993)	$(114,327)

(1)          Represents non-cash stock-based compensation expense recorded within selling, general and administrative expenses, marketing expenses and cost of revenue on the income statement.

(2)          Primarily represents non-cash charges for remeasurement of the fair value of contingent consideration related to acquisitions made by us in 2010 and 2011.

Pro-forma net loss attributable to common stockholders

The following is a reconciliation of pro-forma net loss attributable to common stockholders to the most comparable U.S. GAAP measure, “Net loss attributable to common stockholders,” for the years ended December 31, 2011 and 2010 and the three months ended December 31, 2011 and 2010:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2011	2010	2011
	(in thousands)
	(unaudited)
Net loss attributable to common stockholders	$(378,610)	$(42,730)	$(456,320)	$(350,845)
Stock-based compensation(1)	27,429	32,668	36,168	93,590
Acquisition-related(2)	165,339	256	203,183	(4,537)
Pro forma net loss attributable to common stockholders	$(185,842)	$(9,806)	$(216,969)	$(261,792)

Weighted average basic shares	351,494,664	528,421,712	342,698,772	362,261,324
Pro-forma loss per share	$(0.53)	$(0.02)	$(0.63)	$(0.72)

(1)          Represents non-cash stock-based compensation expense recorded within selling, general and administrative expenses, marketing expenses and cost of revenue on the income statement.

(2)          Primarily represents non-cash charges for remeasurement of the fair value of contingent consideration related to acquisitions made by us in 2010 and 2011.

Foreign exchange rate neutral operating results

The effect on the company’s consolidated statements of operations from changes in exchange rates versus the U.S. Dollar is as follows:

	Three Months Ended December 31, 2011			Year Ended December 31, 2011
	At Avg. Q4 2010 Rates Rates (1)	Exchange Rate Effect (2)	As Reported	At Avg. 2010 Rates (1)	Exchange Rate Effect (2)	As Reported
	(in thousands)
	(unaudited)
Revenue	509,958	(3,483)	506,475	1,581,323	43,418	1,624,741
Income (loss) from operations	$3,428	$11,606	$15,034	$(193,566)	$(9,814)	$(203,380)

(1)          Represents the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period for operating results.

(2)          Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior year period for operating results.